Exhibit 32

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of OWC Pharmaceutical Research Corp., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report for the year ended December 31, 2017 (the “Form 10-K/A”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2018	/s/ Mordechi Bignitz
Mordechi Bignitz
Chief Executive Officer
(principal executive officer)

Dated: April 30, 2018	/s/ Yossi Dagan
Yossi Dagan
Chief Financial Officer
(principal financial officer and principal accounting officer)

A signed original of this written statement required by Section 906 has been provided to OWC Pharmaceutical Research Corp. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.